Exhibit 5.2

Graubard Miller The Chrysler Building 405 Lexington Avenue New York, N.Y. 10174-1101 (212) 818-8800

October 19, 2018

Tecnoglass Inc.

Avenida Circunvalar a 100 mts de la Via 40

Barrio Las Flores, Barranquilla

Colombia

Ladies and Gentlemen:

We have acted as United States counsel to Tecnoglass Inc., a Cayman Islands exempted company (“Company”), in connection with the preparation of the Registration Statement on Form S-3 (“Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of up to $200,000,000 of the following securities of the Company, to be offered on an immediate, continuous, or delayed basis by the Company pursuant to provisions of Rule 415 under the Act: ordinary shares, par value $0.0001 per share (“Ordinary Shares”); preferred shares, par value $0.0001 per share (“Preferred Shares”), to be issued in one or more series; senior and subordinated debt securities (“Debt Securities”), to be issued in one or more series under a form of senior indenture (filed as Exhibit 4.5 to the Registration Statement) or subordinated indenture (filed as Exhibit 4.6 to the Registration Statement), as supplemented or amended from time to time (each an “Indenture” and collectively the “Indentures”); warrants to purchase any of the other securities registered by the Registration Statement (“Warrants”); and units comprised of any of the foregoing securities (“Units,” and together with the Ordinary Shares, Preferred Shares, Debt Securities, and Warrants, the “Shelf Securities”).

In rendering the opinions set forth below, we have reviewed the Registration Statement and the exhibits thereto and such statutes, records and other documents as we have deemed relevant. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed.

October 19, 2018

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. We also have assumed that (i) the Registration Statement shall be effective and comply with all applicable laws at the time the Shelf Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus and prospectus supplement describing the Shelf Securities offered pursuant to the Registration Statement shall have been filed with the SEC and shall comply with all applicable laws at the time the Shelf Securities are offered or issued as contemplated by the Registration Statement, (iii) the Company is and will be an entity duly organized and validly existing under the laws of the Cayman Islands, (iv) the Company has and will have power and authority (corporate or otherwise) to execute, deliver, and perform, and has and will have duly authorized, executed, and delivered, and taken all other actions as may be required in connection with the authorization and issuance of the Shelf Securities, and such execution, delivery, and performance by the Company is or will be duly authorized by all necessary action and does not or will not (x) contravene its Third Amended and Restated Memorandum and Articles of Association, as amended (the “Charter”), (y) violate any law, rule, or regulation applicable to it, or (z) result in any conflict with or breach of any agreement or document binding on it, (v) all Shelf Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939 and the securities or blue sky laws of the various states, as applicable, and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) the trustee under the Indentures shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time any Debt Securities are offered or issued as contemplated by the Registration Statement; (vii) the Indentures (including any supplemental indentures), any Warrant or warrant agreement and any Unit or unit agreement, and the issuance and sale of Shelf Securities, will not violate or constitute a default or breach under any agreement or instrument binding the Company, any applicable law, rule or regulation, any judicial or regulatory order or decree of any governmental authority, or any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority; (viii) the number of shares of Ordinary Shares and Preferred Shares to be issued or reserved for issuance upon the exercise, exchange, or conversion of any of the Shelf Securities, together with all other shares of Ordinary Shares and Preferred Shares that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Charter; (ix) the Indentures (including any supplemental indentures) and Debt Securities, any Warrant and/or warrant agreement, any Unit and/or unit agreement, as applicable, and any definitive purchase, underwriting, or similar agreement (collectively “Securities Agreements”) shall have been duly authorized, executed, and delivered by the parties thereto; (x) the interest rate, if applicable, on the Shelf Securities shall not exceed the maximum lawful rate permitted from time to time under applicable law; (xi) resolutions authorizing the Company to register, offer, sell, and issue the Shelf Securities shall have been duly adopted and shall remain in full force and effect; and (xii) the Shelf Securities shall have been duly recorded, as applicable, and the certificates representing the Shelf Securities, if any, shall have been duly authorized, executed, attested, authenticated, and/or countersigned, as applicable, and delivered.

October 19, 2018

Our opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Securities Agreements and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Securities Agreements is not material.

Based upon and subject to the foregoing, we are of the opinion that:

1. When (A) the Indenture (including any supplemental indenture) relating to the Debt Securities in a particular series has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Charter to approve the form, terms, execution, and issuance and delivery of such Debt Securities, the terms of the offering thereof, and related matters, and (C) such Debt Securities have been issued and delivered in accordance with the terms of the applicable Indenture (including any supplemental indenture) and the definitive purchase, underwriting, or similar agreement against payment therefor, for the consideration approved by the Board, such Debt Securities will constitute binding obligations of the Company.

2. When (A) the warrant agreement, if any, relating to an issuance of Warrants has been duly authorized, executed, and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Charter to approve the form, terms, execution, and issuance and delivery of the Warrants, the terms of the offering thereof, and related matters, and (C) the Warrants have been issued and delivered in accordance with the terms of the applicable warrant agreement, if any, and the definitive purchase, underwriting, or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will constitute binding obligations of the Company.

3. When (A) the unit agreement, if any, relating to an issuance of Units has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Charter to approve the form, terms, execution, and issuance and delivery of the Units, the terms of the offering thereof, and related matters, and (C) the Units have been issued and delivered in accordance with the terms of the applicable unit agreement, if any, and definitive purchase, underwriting, or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company.

October 19, 2018

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension, or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Securities Agreements of, or any consent thereunder relating to, unknown future rights, or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Securities Agreements of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any purported fraudulent transfer “savings” clause; (vi) any provision in any Securities Agreement waiving the right to object to venue in any court; (vii) any agreement to submit to the jurisdiction of any court; (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

We express no opinion as to matters governed by any laws other than the laws of the State of New York, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, to the use of our name as U.S. counsel to the Company, and to all references made to us in the Registration Statement and the prospectuses forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller